Exhibit 99.1

May 20, 2021

Nortech Systems to Apply for the Employee Retention Credit (ERC)

MINNEAPOLIS, MINNESOTA, USA – Nortech Systems Incorporated (Nasdaq: NSYS) (the “Company”), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical, aerospace & defense and industrial markets today announced that it is applying for the Employee Retention Credit (“ERC”) to support ongoing investment in Nortech’s frontline workforce and to drive increased manufacturing output to meet customers’ rising demand for mission critical parts. The Company estimates the ERC will, if the application is successful, total $5 million in fiscal 2021.

Nortech, in partnership with our medical, industrial and defense customers, uses intelligence, innovation, speed and global expertise to provide manufacturing and engineering solutions. This enables our customers to be leaders in digital connectivity and data management to achieve their business goals. Nortech strives to be a premier workplace that fosters valued relationships internally and in our communities.

About Nortech Systems Incorporated Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech Systems primarily serves the medical, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire/cable/interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has seven manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech’s website is www.nortechsys.com.

Forward-Looking Statements This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding the Company obtaining 2021 Employee Retention Credit (ERC) funds of approximately $5 million and with respect to customers’ increasing demand. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) the impact of the COVID-19 pandemic on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition (2) supply chain disruptions leading to parts shortages for critical components; (3) volatility in market conditions which may affect market supply of and demand for the company’s products; (4) increased competition; (5) changes in the reliability and efficiency of operating facilities or those of third parties; (6) risks related to the availability of labor; (7) commodity cost increases coupled with our inability to raise prices charged to our customers; (8) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; and (9) and general economic, financial and business conditions that could affect the company’s financial condition and results of operations. Some of the above-mentioned factors are described in further detail in the section entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Contact Information is:

Chris Jones, CFO

cjones@nortechsys.com

952-345-2244